Exhibit 10.1

TWENTY SECOND AMENDMENT TO

SECOND AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT OF

CORPORATE OFFICE PROPERTIES, L.P.

THIS TWENTY SECOND AMENDMENT (the “Amendment”) to the Second Amended and Restated Limited Partnership Agreement of Corporate Office Properties, L.P., a Delaware limited partnership (the “Partnership”), is made and entered into as of January 9, 2007, by and among the undersigned parties.

Recitals

A.            The Partnership is a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the “Act”) and governed by that certain Second Amended and Restated Limited Partnership Agreement dated as of January, 1999, as amended by that certain First Amendment to Second Amended and Restated Limited Partnership Agreement dated as of  December 21, 1999, that certain Second Amendment to Second Amended and Restated Limited Partnership Agreement dated as of December 21, 1999, that certain Third Amendment to Second Amended and Restated Limited Partnership Agreement dated as of  September 29, 2000, that certain Fourth Amendment to Second Amended and Restated Limited Partnership Agreement dated as of November 27, 2000, that certain Fifth Amendment to Second Amended and Restated Limited Partnership Agreement dated as of January 25, 2001, that certain Sixth Amendment to Second Amended and Restated Limited Partnership Agreement dated as of April 6, 2001, that certain Seventh Amendment to the Second Amended and Restated Partnership Agreement dated as of August 30, 2001, that certain Eighth Amendment to the Second Amended and Restated Partnership Agreement dated September 14, 2001, that certain Ninth Amendment to the Second Amended and Restated Partnership Agreement dated October 16, 2001, that certain Tenth Amendment to the Second Amended and Restated Partnership Agreement dated December 29, 2001, that certain Eleventh Amendment to the Second Amended and Restated Partnership Agreement dated December 15, 2002, that certain Twelfth Amendment to the Second Amended and Restated Partnership Agreement dated June 2, 2003, that certain Thirteenth Amendment to the Second Amended and Restated Partnership Agreement dated August 11, 2003, that certain Fourteenth Amendment to the Second Amended and Restated Partnership Agreement dated December 18, 2003, that certain Fifteenth Amendment to the Second Amended and Restated Partnership Agreement dated  January 31, 2004, that certain Sixteenth Amendment to the Second Amended and Restated Partnership Agreement dated April 15, 2004, that certain Seventeenth Amendment to the Second Amended and Restated Partnership Agreement dated September 23, 2004, that certain Eighteenth Amendment to the Second Amended and Restated Partnership Agreement dated April 18, 2005, that certain Nineteenth Amendment to the Second Amended and Restated Partnership Agreement dated July 8, 2005, that certain Twentieth Amendment to the Second Amended and Restated Partnership Agreement dated June 29, 2006 and that certain Twenty First Amendment to the Second Amended and Restated Partnership Agreement dated July 20, 2006 (as amended, the “Agreement”).

B.            The sole general partner of the Partnership is Corporate Office Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the “General Partner”).

C.            The General Partner is the owner of 1,000 shares of beneficial interest in W&M Business Trust, a Maryland business trust (“W&M”), which represent one hundred percent (100%) of the beneficial interests in W&M (the “W&M Beneficial Interests”).

D.            Pursuant to a Purchase Agreement and Agreement and Plan of Merger, dated as of December 21, 2006 (the “Merger Agreement”) by and among the General Partner, the Partnership, W&M and Nottingham Village, Inc., a Maryland corporation (“NVI”), NVI is being merged with and into W&M (the “Merger”).

E.             In connection with the Merger, the General Partner is issuing to the shareholders of NVI, in a private offering, 531,667 of its 5.60 % Series K Cumulative Redeemable Convertible Preferred Shares of beneficial interest (the “Series K Preferred REIT Shares”) and 3,161,000 of its Common Shares of beneficial interest (the “Common REIT Shares” and, collectively with the Series K Preferred REIT Shares, the “REIT Shares”).

F.             As required under Sections 4.2(B) and (C) of the Agreement, the General Partner intends to transfer (or cause to be transferred) the property received in consideration for the REIT Shares, which transfer shall be accomplished through the contribution to the Partnership of all of the General Partner’s rights, title and interest in the W&M Beneficial Interests following the merger of NVI with and into W&M, to or for the benefit of the Partnership in exchange for 531,667 additional Partnership Interests in the Partnership having designations, rights and preferences substantially similar to the economic rights of the holders of the Series K Preferred REIT Shares (the “Series K Preferred Units”) and 3,161,000 additional common Partnership Interests in the Partnership (the “Common Units”).

G.            The General Partner desires to amend the Agreement to acknowledge the contribution of the property received in consideration for the REIT Shares by the General Partner to the Partnership in exchange for such number of Series K Preferred Units and Common Units.  Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meanings as set forth in the Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual premises set forth herein, the General Partner, intending to be legally bound hereby, hereby amends the Agreement as follows, effective as of the date set forth above.

1.             The foregoing recitals to this Amendment are hereby incorporated in and made a part of this Amendment.

(a)           Upon consummation of the Merger, the General Partner shall contribute the property received in consideration for the REIT Shares to the Partnership.

(b)           Upon the contribution of the property received in consideration for the REIT Shares to the Partnership by the General Partner, and in accordance with Section 4.2(B) of the Agreement, the Partnership shall issue to the General Partner 531,667 Series K Preferred Units, equal to the number of Series K Preferred REIT Shares issued by the General Partner in connection with the Merger, and 3,161,000 Common Units, equal to the number of Common REIT Shares issued by the General Partner in connection with the Merger.

(c)           For purposes of the Agreement, including the maintenance of Capital Accounts, the General Partner shall be treated as making a Capital Contribution of $181,473,868.94, equal to the value ascribed pursuant to the Merger Agreement to the Series K Preferred REIT Shares and Common REIT Shares issued in the Merger.

(d)           The General Partner is hereby amending Exhibit 1 to the Agreement by substituting for the existing addendum to Exhibit 1 the Addendum to Exhibit 1 in the form attached hereto to reflect the issuance of the Series K Preferred Units and Common Units to the General Partner.

2.             Except as explicitly modified by this Amendment, all of the provisions of the Agreement are hereby ratified and confirmed, and shall remain in full force and effect.

3.             This Amendment shall take effect upon the contribution of the property received in consideration for the REIT Shares to the Partnership by the General Partner, and in the event such contribution is not made, this Amendment shall be of no force or effect.

(SIGNATURE PAGE FOLLOWS)

In witness whereof, the General Partner has executed this Amendment as of the day and year first above written.

CORPORATE OFFICE PROPERTIES TRUST,
a Maryland Real Estate Investment Trust

By:	/s/ Roger A. Waesche, Jr.
Name:	Roger A. Waesche, Jr.
Title:	Executive Vice President and Chief Operating Officer

Exhibit 1 Addendum

Schedule of Partners

General Partner	Common Units of Partnership Units	Series G Preferred Units	Series H Preferred Units	Series I Preferred Units	Series J Preferred Units	Series K Preferred Units
Corporate Office Properties Trust	43,987,789	2,200,000	2,000,000		3,390,000	531,667

Limited Partners and Preferred Limited Partners
Jay H. Shidler	452,878
Shidler Equities, L.P.	2,995,439
Clay W. Hamlin, III	559,917
LBCW Limited Partnership	2,831,107
Robert L. Denton	400,000
James K. Davis	51,589
John E. De B. Blockey, Trustee of the John E. de B. Blockey Living Trust dated 9/12/88	300,625
Frederick K. Ito Trust	20,340
June Y. I. Ito Trust	20,335
RP Investments, LLC	100,000
Denise J. Liszewski	23,333
Samuel Tang	4,389
Lawrence J. Taff	13,733
Kimberly F. Aquino	2,937
M.O.R. XXIX Associates Limited Partnership	148,381
M.O.R. 44 Gateway Associates Limited Partnership	1
John Parsinen	49,434
M.O.R. Commons Limited Partnership	7
John Edward De Burgh Blockey and Sanda Juanita Blockey	10,476
Lynn Hamlin	51,411
Housing Affiliates, Inc.	4,402
Reingle Corp.	730
Joseph Tawil	2,160
The Lovejoy Trust	59,528
The Century Trust	59,528
A. Charles Wilson & Betty S. Wilson Trust	5,908
Harold & Renee Holland	4,320
Irwin Hoffman	1,880
Rouse 1988 Trust	2,160
CB Management, L.L.C.	2,497
Patriot Partner, L.L.C.	25,000
National Prostate Cancer Coalition	400
John A. Luetkemeyer, Jr.	38,954
Eugene H. Schreiber and Richard E. Levine, Trustees U/A Sarah R. Schapiro dated 3/2/76 (Trust 113)	38,954
Eugene H. Schreiber and Richard E. Levine, Trustees U/A J. Mark Schapiro dated 3/27/02 f/b/o J.M. Schapiro (Trust 159)	10,114
Lawrence G. Rief	2,526
Thomas F. Mullan III	58,857
Erin L. Mullan	9,055
Norman W. Wilder	22,637
The Nichols School	300
Johns Hopkins University	200
University of Pennsylvania Friends of Penn Tennis	70,500
Episcopal Academy	500
Bryn Mawr Presbyterian Church	150
Arthur Ashe Youth Tennis & Education	300
Heritage Foundation	200
Volunteers in Medicine	500

TRC Associates Limited Partnership				352,000

	52,446,381	2,200,000	2,000,000	352,000	3,390,000	531,667

Series Preferred Units	Preferred Limited Partner	No. of Preferred Units	Liquidation Preference Per Preferred Unit	Priority Percentage Return *	Priority	Conversion Factor	Conversion Commencement Date

G	General Partner	2,200,000	$25	8%	Senior	None	N/A
H	General Partner	2,000,000	$25	7.5%	Senior	None	N/A
I	TRC Associates Limited Partnership	352,000	**	***	Senior	.5/1	September 23, 2004
J	General Partner	3,390,000	$25	7.625%	Senior	None	N/A
K	General Partner	531,667	$50	5.60%	Senior	****	January 10, 2007

*           Priority Return Percentage is expressed as a percentage of the Liquidation Preference per Distribution Period. See the Agreement for the definitions of “Priority Return Percentage,” “Liquidation Preference” and “Distribution Period.”

**        Liquidation Preference Per Series I Preferred Unit shall equal $25.00 plus all accrued and unpaid distributions thereon. In determining the Liquidation Preference, unpaid distributions shall accrue and be compounded on a quarterly basis.

***      Priority Return Percentage for the Series I Preferred Units shall be governed by Section 4 of the Seventeenth Amendment. The Distribution Period for the Series I Preferred Units shall be each calendar quarter ending on March 31, June 30, September 30 and December 31, of each year.

****    The Series K Preferred REIT Shares are convertible, at the option of the holder thereof, at any time, in whole or in part, into the number of fully paid and nonassessable shares of authorized but previously unissued Common Shares obtained by dividing (1) an amount equal to the aggregate Liquidation Preference (as defined in the Articles Supplementary designating such shares) of the Series K Preferred REIT Shares to be converted by (2) an amount equal to (A) the Calculation Price (as defined in the Merger Agreement) multiplied by (B) 1.25. Upon such conversion of the Series K Preferred REIT Shares, the Series K Preferred Units shall simultaneously be converted into a like number of Common Units.